                EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES

                      LIBERTY PROPERTY LIMITED PARTNERSHIP


                                                                 YEAR ENDED DECEMBER 31,
                                          -------------------------------------------------------------------
                                            2000           1999           1998           1997           1996
                                          --------       --------       --------       --------       -------
 Earnings before fixed charges:
 Income before extraordinary item         $181,583       $155,993       $116,677       $ 68,969       $37,631
 Add: Interest expense                     104,229         94,712         74,155         46,521        33,967
      Depreciation expense on cap'd
        interest                             1,809          1,396          1,001            650           502
      Amortization of deferred
        financing costs                      4,066          4,951          4,462          4,448         4,561
                                          --------       --------       --------       --------       -------

 Earnings before fixed charges            $291,687       $257,052       $196,295       $120,588       $76,661
                                          ========       ========       ========       ========       =======


 Fixed charges:
 Interest expense                          104,229         94,712         74,155         46,521        33,967
 Amortization of deferred financing
   charges                                   4,066          4,951          4,462          4,448         4,561
 Capitalized interest                       17,784         15,288         16,317         11,802         7,708
                                          --------       --------       --------       --------       -------

 Fixed charges                            $126,079       $114,951       $ 94,934       $ 62,771       $46,236
                                          --------       --------       --------       --------       -------


 Ratio of earnings to fixed charges           2.31           2.24           2.07           1.92          1.66
                                          ========       ========       ========       ========       =======



Certain amounts from prior periods have been restated to conform to current-year presentation.